Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RTI Biologics, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas F. Rose, Vice President, Chief Financial Officer and Secretary of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of, and for, the period covered by the Report.

Date: March 1, 2010

/s/ Thomas F. Rose
Name:	Thomas F. Rose
Title:	Executive Vice President, Chief Financial Officer and Secretary

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to RTI Biologics, Inc. and will be retained by RTI Biologics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.